UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2026

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37348	46-4348039
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 River Ridge Drive
Norwood, Massachusetts		02062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 963-0100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CRBP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On May 26, 2026, Corbus Pharmaceuticals Holdings, Inc. (the “Company”) issued a press release announcing updated clinical data from its Phase 1/2 study of CRB-701 (SYS6002), a next-generation Nectin-4 targeted antibody drug conjugate (ADC) demonstrating robust activity in oropharyngeal squamous cell carcinoma (OPSCC) and cervical cancer. The data will be presented at the 2026 American Society for Clinical Oncology (ASCO) Annual Meeting being held May 29 – June 2, 2026, in Chicago. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The Company also updated its presentation used by management to describe its business. A copy of the presentation is furnished as Exhibit 99.2 and is incorporated herein by reference.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibits 99.1 and 99.2, is being furnished to the Securities and Exchange Commission (the “SEC”), and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01 Other Events.

On May 26, 2026, the Company announced updated data from its Phase 1/2 clinical study of CRB-701 (SYS6002), a next-generation Nectin-4 targeted ADC. The new data demonstrate robust activity in the second line (2L) setting of two solid tumor types that express high levels of Nectin-4 and are primarily driven by human papilloma virus (HPV): oropharyngeal squamous cell carcinoma (OPSCC) and cervical cancer. These findings will be presented at the upcoming 2026 American Society for Clinical Oncology (ASCO) Annual Meeting being held May 29 – June 2, 2026, in Chicago.

The ongoing multi-center Phase 1/2 study is being conducted in the U.S. and Europe. The data reported today derives from an April 1, 2026 data cut of the Phase 1/2 study with a total safety population of 317 patients encompassing all tumor types and all doses. A total of 75 patients with HNSCC were enrolled at the 2.7 mg/kg and 3.6 mg/kg doses, of whom 71 were efficacy evaluable while 4 did not have post-baseline scans. A total of 72 patients with cervical cancer were enrolled at the 2.7 mg/kg and 3.6 mg/kg doses, of whom 70 were efficacy evaluable while 2 did not have post-baseline scans.

Safety (n=317)

CRB-701 continued to be safe and well tolerated, consistent with findings reported at the ESMO 2025 data cut. The most common treatment-related adverse events (TRAEs) occurring in more than 20% of participants were keratitis (49.2%), alopecia (25.6%), fatigue (22.4%), and dysgeusia (19.9%). Grade 3 adverse events (AEs) were reported in 19.2% of patients, and Grade 4 AEs were reported in 0.9% of patients. There were no Grade 5 events reported. The incidence of peripheral neuropathy remained low at 7.3%, with all events limited to Grade 1 or 2 severity. Skin-related AEs, excluding alopecia, were at 24%. There was only one Grade 3 event (0.3%) reported. There were no skin Grade 4 or 5 events, and no reported cases of Stevens-Johnson Syndrome (SJS) or toxic epidermal necrolysis (TEN). Overall, treatment discontinuations related to CRB-701 remained low at 2.8%. Ocular toxicities, a well-established side effect in multiple approved ADCs, continued to be manageable through prophylactic eye care interventions and dose reductions/interruptions. Ocular AEs were reported in 66.2% of participants, with the vast majority being transient in nature. Grade 3 events were reported in 12.6% of participants and only one Grade 4 event (0.3%) was reported involving exacerbation of pre-existing punctate keratitis and microcysts that resolved to baseline within six weeks. Discontinuations due to ocular AEs remained markedly low at 1.9%.

Efficacy in Patients with HNSCC Dosed with CRB-701 at 2.7 mg/kg or 3.6 mg/kg (total n=71)

OPSCC (n=41)
Dose	2.7 mg/kg (n=20)	3.6 mg/kg (n=21)
cORR*	20.0% (4/20)	42.9% (9/21)
DCR**	90.0% (18/20)	85.7% (18/21)
DoR (months)	4.8	6.3
PFS (months)	4.2	5.6
Non-Oropharyngeal HNSCC (n=30)
Dose	2.7 mg/kg (n=14)	3.6 mg/kg (n=16)
cORR*	7.1% (1/14)	0.0% (0/16)
DCR**	57.1% (8/14)	62.5% (10/16)
DoR (months)	4.4	NA
PFS (months)	2.3	2.7
HNSCC Biomarkers
•
HPV status was determined for 97.3% of the HNSCC participants in the 2.7 mg/kg and 3.6 mg/kg cohorts.
•
In line with published epidemiology, 57.3% of enrolled HNSCC patients were HPV+, with 85.4% of oropharyngeal patients being HPV+.
•
8 of the 9 patients who achieved PR in the OPSCC cohort were HPV+. In contrast, no confirmed PRs were observed in non-OPSCC HNSCC at the corresponding dose.
•
In-line with published literature, higher Nectin-4 levels were associated with HPV+ HNSCC.
•
In-depth biomarker analysis will be presented at a future conference.

*Confirmed objective response rate (cORR) calculated using patients’ confirmed best overall response (BOR) per RECISTv1.1**Disease control rate (DCR) calculated by summing numbers of response-evaluable patients who achieve a BOR of complete response (CR), partial response (PR) or stable disease (SD).

Efficacy in Patients with Cervical Cancer Dosed with CRB-701 at 2.7 mg/kg and 3.6 mg/kg

Cervical Cancer (n=70)
Dose	2.7 mg/kg (n=38)	3.6 mg/kg (n=32)
cORR*	18.4% (7/38) including 1 CR	34.4% (11/32) including 2 CRs
DCR**	55.3% (21/38)	75.0% (24/32)
DoR (months)	6.8	8.0
PFS (months)	2.8	4.3

Corbus is on track to initiate a registrational study of CRB-701 in 2L OPSCC (“TEMPO-1”) in the summer of 2026. Broad alignment was reached with the U.S. Food and Drug Administration (FDA) on the trial design for a randomized controlled study (n=250), which will explore the efficacy and safety of CRB-701 compared to investigator’s choice of monotherapy with overall response rate (ORR) as the primary endpoint for potential accelerated approval and potential full approval based on overall survival (OS) benefit. Similarly, broad alignment was reached with the FDA regarding the trial design for a randomized controlled study of CRB-701 in 2L cervical cancer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated May 26, 2026
99.2	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corbus Pharmaceuticals Holdings, Inc.

Date:	May 26, 2026	By:	/s/ Yuval Cohen
Name: Yuval Cohen Title: Chief Executive Officer